AudioEye Raises 2017 Bookings Outlook to $5.5 to $6.5 Million

TUCSON, Ariz., July 11, 2017 /PRNewswire/ -- AudioEye, Inc. (OTCQB: AEYE) ("AudioEye" or the "Company") today announced that it has increased its cash contract bookings outlook for 2017 to a range of $5.5 million to $6.5 million. The Company previously announced a range of $4.0 million to $6.0 million in cash contract bookings. This compares to cash contract bookings of $1.9 million for 2016.

Dr. Carr Bettis, Executive Chairman of AudioEye, stated, "Preliminary first half cash contract bookings stand in excess of $3.2 million, driven by rapidly expanding demand for our Digital Accessibility Platform and Ally Managed Service. We continue to see strong growth in new client bookings, a 99% renewal rate among existing subscription customers and further acceleration of inbound sales calls as companies increasingly turn to AudioEye for digital accessibility solutions. Perhaps most importantly, demand in our consumer and education verticals has begun to increase significantly, in addition to our strong positions in government, human resources and financial services, giving us further confidence in our rapidly expanding growth opportunities."

AudioEye previously announced that its qualified new business pipeline remains in excess of $6.4 million, compared to approximately $2.3 million as of the end of the second quarter of 2016.

Todd Bankofier, CEO of AudioEye, said, "Companies are increasingly turning to AudioEye's industry-leading technology driven solutions instead of the traditionally complex, time-consuming and expensive consulting solutions. As a result, we are seeing solid and increasing demand for our SaaS-based accessibility solutions. We provide not only the industry's fastest and most cost effective path to conformance with the Web Content Accessibility Guidelines (WCAG) 2.0 AA standards, but also a documented business ROI opportunity through increased interaction with up to 15% of our customers' target audiences."

About AudioEye, Inc.

AudioEye's software enables every enterprise, from corporations to government agencies, to make their content more consumable through technology.

More accessible. More usable. More people.

AudioEye's common stock trades on the OTCQB under the symbol "AEYE." The Company maintains offices in Tucson, Atlanta and Washington, D.C. For more information about AudioEye and its online accessibility solutions, please visit https://www.audioeye.com.

Forward-Looking Statements

Any statements in this press release about AudioEye's expectations, beliefs, plans, objectives, prospects, financial condition, assumptions or future events or performance are not historical facts and are "forward-looking statements" as that term is defined under the federal securities laws. These statements are often, but not always, made through the use of words or phrases such as "believe", "anticipate", "should", "intend", "plan", "will", "expects", "estimates", "projects", "positioned", "strategy", "outlook" and similar words. You should read the statements that contain these types of words carefully. Such forward-looking statements are subject to a number of risks, uncertainties and other factors that could cause actual results to differ materially from what is expressed or implied in such forward-looking statements, including the risk that the Company's bookings will not increase as currently expected or at all. There may be events in the future that AudioEye is not able to predict accurately or over which AudioEye has no control. Other risks are described more fully in AudioEye's filings with the Securities and Exchange Commission. Forward-looking statements reflect management's analysis as of the date of this press release and AudioEye urges you not to place undue reliance on these forward-looking statements. AudioEye does not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or uncertainties after the date hereof or to reflect the occurrence of unanticipated events.

For Further information, please contact:

Matt Kreps
Darrow Associates Investor Relations
(512) 696-6401
mkreps@darrowir.com

David Kovacs
Strategic Advisor
AudioEye, Inc.
(520) 308-6143